UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

Heliogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 West Union Street
Pasadena, California 91103

(Address of Principal Executive Offices)
Registrant's telephone number, including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	OTCQX
Warrants, each 35 warrants exercisable for one share of common stock at an exercise price of $402.50 per share	HLGNW	OTCPK
Preferred Share Purchase Rights	N/A	OTCQX
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 20, 2024, Heliogen, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission disclosing the Company’s strategic decision made on May 16, 2024, to implement a targeted plan, which included a workforce reduction, the closing of the Company’s manufacturing facility in Long Beach, California, and a reduction in third-party costs. At the time of filing the Original 8-K, the Company was unable to make a good faith estimate or range of estimates of the costs and charges it would incur in connection with these actions. This Amendment to Current Report on Form 8-K/A amends the Original 8-K to include estimates for the major types of costs associated with the targeted plan. Except as described below, all other information in the Original 8-K remains unchanged and this Form 8-K/A should be read in conjunction with the Original 8-K.

The Company now estimates it will incur the following charges in connection with the targeted plan, including reorganization and other related costs:

•$3.4 million to $4.0 million of asset write-off costs, including impairment charges;

•$0.6 million to $0.8 million of employee transition, severance payments and related benefits; and

•$0.2 million to $2.0 million of costs associated with closing the manufacturing facility, including lease termination costs and other related costs.

The Company has incurred $4.2 million of these costs through June 30, 2024, which were recorded as impairment and other charges for the three months ended June 30, 2024. We expect to incur the remainder of these costs through the end of 2024. The ultimate amount and timing of total costs and charges in connection with the Company’s targeted plan may vary due to a variety of factors, including the finalization of the closure of the manufacturing facility and continued sales of property, plant and equipment located at the manufacturing facility.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K/A contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the amount, nature and timing of the estimated charges associated with the targeted plan. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the finalization of the closure of the manufacturing facility and continued sales of property, plant and equipment located at the manufacturing facility. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

Dated:	August 6, 2024	By:	/s/ Phelps Morris
Phelps Morris
Chief Financial Officer